                                                               Exhibit 12.1


                            Boston Edison Company
              Computation of Ratio of Earnings to Fixed Charges
                      Twelve Months Ended March 31, 1998
                                (in thousands)


Net income from continuing operations               $146,566

Income taxes                                          83,930

Fixed charges                                        114,726
                                                    --------

     Total                                          $345,222
                                                    ========

Interest expense                                    $105,334
Interest component of rentals                          9,392
                                                    --------

     Total                                          $114,726
                                                    ========

Ratio of earnings to fixed charges                      3.01
                                                        ====